# Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "REALYINVEST NNN, LLC", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF MARCH, A.D. 2020, AT 2:50 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

7905584 8100
SR# 20202196988

Authentication: 202610622
Date: 03-18-20

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:50 PM 03/17/2020
FILED 02:50 PM 03/17/2020
SR 20202196988 - File Number 7905584

# CERTIFICATE OF FORMATION
# OF
# REALYINVEST NNN, LLC

**FIRST**: The name of the limited liability company is REALYINVEST NNN, LLC

**SECOND**: The address of the Company's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

**THIRD**: Members may be admitted in accordance with the terms of the Operating Agreement of the limited liability company.

**FOURTH**: Pursuant to Section 18-215(b) of the Delaware Limited Liability Company Act, the debts, liabilities, obligations and expenses incurred by, contracted for or otherwise existing with respect to a particular series of the limited liability company, whether such series is now authorized and existing pursuant to the limited liability company agreement of the limited liability company (such agreement, as the same may be amended, modified, restated or supplemented from time to time, the "Operating Agreement") or is hereafter authorized and existing pursuant to the Operating Agreement, shall be enforceable against the assets associated with that particular series only, and not against the assets associated with any other series of the limited liability company (or against the assets of the limited liability company generally), and, subject to the terms of the Operating Agreement, none of the debts, liabilities, obligation and expenses incurred by, contracted for or otherwise existing with respect to the limited liability company generally or any other series thereof shall be enforceable against the assets of that particular series."

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation, on March 16, 2020.

J. Martin Tate, Esq.
Authorized Person